                                                                   EXHIBIT 10.64

                        FIRST AMENDMENT AND WAIVER TO
                               CREDIT AGREEMENT

     THIS FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT is made and dated as of April 6, 1998 (the "FIRST AMENDMENT") among FOUNDATION HEALTH SYSTEMS, INC. (the "COMPANY"), the Banks party to the Credit Agreement referred to below, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Administrative Agent (the "AGENT"), and amends that certain Credit Agreement dated as of July 8, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT").

                                   RECITALS

     WHEREAS, the Company has requested the Agent and the Banks to amend certain provisions of the Credit Agreement, and the Agent and the Banks are willing to do so, on the terms and conditions specified herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. TERMS. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

     2.   AMENDMENT. The Credit Agreement is hereby amended as follows:

          2.1   AMENDMENTS TO SECTION 1.01.

          (a) There shall be added to Section 1.01 of the Credit Agreement, in appropriate alphabetical sequence, the following new definitions reading as follows:

     "RESTRICTED INDEBTEDNESS" means all Indebtedness of the Company or its Subsidiaries, other than Specified Indebtedness, incurred after December 31, 1997 and pursuant to Section 7.05(e).

     "SPECIFIED INDEBTEDNESS" means up to an aggregate of $200,000,000 of (a) Indebtedness of the Company or any Subsidiary, other than any Indebtedness for borrowed money or Commercial Paper Debt and (b) Indebtedness of the Company or a Subsidiary assumed or issued in connection with Permitted Acquisition, in either case, incurred after December 31, 1997 and pursuant to Section 7.05(e).

     "WORKERS COMPENSATION DISPOSITION" means the sale or other disposition by the Company after December 31, 1997 of its discontinued workers compensation businesses.

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

          (b) The definition of the term "Adjusted EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by adding the following clause immediately prior to the end thereof:

     "minus (iii) the aggregate losses, reserves and charges for the Company's workers' compensation business after December 31, 1997 to the extent that the aggregate amount thereof exceeds the $25,000,000 reserve set forth in the definition of the term "Specified Charges."

          (c) The definition of the term "Applicable Level" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "APPLICABLE LEVEL" means one of the levels set forth below determined by the Senior Unsecured Debt Rating as follows:

                "LEVEL 1" means any period during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) A- by S&P and/or (ii) A3 by Moody's.

                "LEVEL 2" means any period (other than a Level 1 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB+ by S&P and/or (ii) Baal by Moody's.

                "LEVEL 3" means any period (other than a Level 1 Period or Level 2 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB by S&P and/or (ii) Baa2 by Moody's.

                "LEVEL 4" means any period (other than a Level 1 Period, Level 2 Period or Level 3 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB- by S&P and/or (ii) Baa3 by Moody's.

                "LEVEL 5" means any period (other than a Level 1 Period, Level 2 Period, Level 3 Period or Level 4 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BB+ by S&P and/or (ii) Ba1 by Moody's.

                "LEVEL 6" means any period (other than a Level 1 Period, Level 2 Period, Level 3 Period, Level 4 Period or Level 5 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BB by S&P and/or (ii) Ba2 by Moody's.


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

                "LEVEL 7" means any period (other than a Level 1 Period, Level 2 Period, Level 3 Period, Level 4 Period, Level 5 Period or Level 6 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BB- by S&P and/or (ii) Ba3 by Moody's.

                "LEVEL 8" means any period other than a Level 1 Period, Level 2 Period, Level 3 Period, Level 4 Period, Level 5 Period, Level 6 Period or Level 7 Period.

          For purposes of the foregoing, (a) if the Senior Unsecured Debt Ratings fall within different Levels, the Applicable Level shall be based upon the higher (numerically lower) of the available Levels unless
     (i) such Levels are more than one Level apart, in which case, except as provided in clause (ii) below, the Applicable Level shall be one Level higher than the lower Level or (ii) one of such Levels is Level 7 or Level 8, in which case the Applicable Level shall be based upon the lower (numerically higher) of the Levels; (b) if only one Senior Unsecured Debt Rating exists, the Applicable Level shall be based upon the Level in which such rating falls; and (c) if no Senior Unsecured Debt Rating shall be available, the Applicable Level shall be Level 8.

          (d)   The definition of the term "Applicable Margin" in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "APPLICABLE MARGIN" means, in the case of Facility Fees, Base Rate Committed Loans or Offshore Rate Committed Loans, a rate per annum determined by reference to the Applicable Level as follows:


     APPLICABLE         APPLICABLE BASE RATE          APPLICABLE OFFSHORE       FACILITY
     LEVEL                   MARGIN                      RATE MARGIN              FEE
     -----              --------------------          -------------------       --------

     Level 1             0.000%                        0.200%                    0.100%

     Level 2             0.000%                        0.225%                    0.125%

     Level 3             0.000%                        0.250%                    0.150%

     Level 4             0.000%                        0.325%                    0.175%

     Level 5             0.000%                        0.550%                    0.200%

     Level 6             0.000%                        0.775%                    0.225%

     Level 7             0.250%                        1.250%                    0.250%

     Level 8             0.700%                        1.700%                    0.300%


     The Applicable Margin shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of a change in the Senior Unsecured Debt Rating is sent to the Company by S&P or Moody's.

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

          (e) The definition of the term "Fixed Charges" in Section 1.01 of the Credit Agreement is hereby amended by adding the following clause immediately prior to the end thereof:

     ", each of the foregoing shall exclude all effects of the Company's workers compensation business, including, for the quarters ending on or before December 31, 1997, the amounts set forth on Part 2 of Schedule 1.01."

          (f) The first clause in the definition of the term "Net Cash Flow" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(before the Specified Charges, extraordinary gains and losses and all one-time acquisition related costs and expenses incurred by the Company in connection with a Permitted Acquisition and excluding all effects of the Company's workers compensation business, including, for the quarters ending on or before December 31, 1997, the amounts set forth on Part 2 of Schedule 1.01)";

and the following clause shall be added immediately prior to the end of such definition:

     "and minus (iv) the aggregate losses, reserves and charges for the Company's workers' compensation business after December 31, 1997 to the extent that the aggregate amount thereof exceeds the $25,000,000 reserve set forth in the definition of the term "Specified Charges."

          (g)   The definition of the term "Specified Charges" in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "SPECIFIED CHARGES" means those items, and only those items, set forth on Part 1 of Schedule 1.01 hereof.

          (h)   There shall be added to the Credit Agreement a new Schedule
1.01 reading in its entirety as set forth on Schedule 1.01 hereto.

          2.2 AMENDMENTS TO SECTION 2.09. Section 2.09 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          2.09  MANDATORY REDUCTION OF COMMITMENTS AND REPAYMENT OF LOANS.

               (a) Subject to Section 3.04, the Company shall ratably prepay Committed Loans with all net cash proceeds (less costs of sale) from the Workers Compensation Disposition. The Company shall give the Administrative Agent not less than one Business Day's notice of such prepayment, and such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans only, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

               (b) Subject to Section 3.04, the Company shall ratably prepay Committed Loans by an amount equal to the first $250,000,000 of net cash proceeds from any Restricted Indebtedness and 50% of any such net cash proceeds in excess of $250,000,000. The Company shall give the Administrative Agent not less than one Business Day's notice of such prepayment, and such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans only, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04. On the date such prepayment is required to be made, the aggregate Commitments shall automatically and permanently be reduced by an amount equal to the first $250,000,000 of net cash proceeds from any Restricted Indebtedness and 50% of such net cash proceeds in excess of $250,000,000 from any Restricted Indebtedness.

               (c) The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

               (d) The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

          2.3 AMENDMENT TO SECTION 7.02. Section 7.02 of the Credit Agreement is hereby amended by replacing the period at the end thereof with "; and" and by adding the following clause immediately thereafter:

     "(e) the Workers Compensation Disposition; PROVIDED that all net cash proceeds therefrom (less costs of sale) shall promptly thereafter (and in no event later than 30 days after the closing thereof) be applied by the Company to prepay the Committed Loans pursuant to Section 2.09(a)."

          2.4 AMENDMENT TO SECTION 7.05. Section 7.05 of the Credit Agreement is hereby amended and restated as follows:

                "7.05 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (a)   Indebtedness incurred pursuant to this Agreement;

                (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

                (c) Indebtedness existing on December 31, 1997 and set forth in SCHEDULE 7.05 and any renewals, extensions, replacements and refundings of such Indebtedness;

                (d) Indebtedness secured by Liens permitted by Sections 7.01(h) and (i) in an aggregate amount outstanding not to exceed $150,000,000;

                (e) other Indebtedness incurred after December 31, 1997 in an aggregate amount not to exceed $1,000,000,000, so long as (i) (A) such Indebtedness (other than Specified Indebtedness) is not senior in right of payment to the Obligations, contains no covenants, events of default or other material provisions that are more restrictive than those contained in this Agreement, and has principal payment dates commencing after July 8, 2002 and (B) the net cash proceeds of such Indebtedness (other than Specified Indebtedness) shall be applied by the Company to prepay the Committed Loans and reduce the Commitments pursuant to
     Section 2.09(b) and (ii) not more than $150,000,000 of all Indebtedness permitted under this subsection (e) may be Indebtedness of Subsidiaries; and

          (f)   Commercial Paper Debt."

          2.5 AMENDMENT TO SECTION 7.11. Section 7.11 of the Credit Agreement is hereby amended by adding the following sentence immediately prior to the end thereof:

                "The Company will not, and will not permit any of its Subsidiaries to, make any payment or prepayment of any Restricted Indebtedness on any day other than the stated scheduled date for such payment set forth in such Restricted Indebtedness or redeem, purchase or defease any Restricted Indebtedness prior to its stated maturity."

          2.6   AMENDMENT TO SECTION 7.12.

                (a) Clause (a) of Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "(a) the Total Leverage Ratio, as of any date set forth below, to exceed the ratio set forth below opposite such date:

                  Date                  Maximum Total Leverage Ratio
                  ----                  ----------------------------

            December 31, 1997                   3.50 to 1.00
            March 31, 1998                      4.00 to 1.00
            June 30, 1998                       3.75 to 1.00
            September 30, 1998                  3.50 to 1.00
            December 31, 1998                   3.25 to 1.00
            Thereafter                          3.00 to 1.00;"

                (b) Clause (b) of Section 7.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                "(b) the Fixed Charges Coverage Ratio, as of any date set forth below, to be less than the ratio set forth below opposite such date:

                  Date               Minimum Fixed Charges Coverage Ratio
                  ----               ------------------------------------

            December 31, 1997                   2.50 to 1.00
            March 31, 1998                      2.25 to 1.00
            June 30, 1998                       1.50 to 1.00
            September 30, 1998                  1.50 to 1.00
            December 31, 1998                   1.75 to 1.00
            Thereafter                          2.00 to 1.00;"

                (c) Clause (c) of Section 7.12 of the Credit Agreement is hereby amended by inserting the phrase "(without giving effect to any losses)" after the date "June 30, 1997" in the third line thereof.

     3. WAIVER. By their execution hereof, the Banks hereby confirm that the waivers set forth in that certain waiver letter dated March 5, 1998 to the Company have become permanent.

     4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that, on and as of the date hereof, and after giving effect to this First Amendment;

          4.1 AUTHORIZATION. The execution, delivery and performance by the Company of this First Amendment has been duly authorized by all necessary corporate action, and this First Amendment has been duly executed and delivered by the Company.

          4.2 BINDING OBLIGATION. This First Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          4.3 NO LEGAL OBSTACLE TO AMENDMENT. The execution, delivery and performance of this First Amendment will not (a) contravene the Organization Documents of the Company; (b) constitute a breach or default under any contractual restriction or violate or contravene any law or governmental regulation or court decree or order binding on or affecting the Company which individually or in the aggregate does or could reasonably be expected to have a Material Adverse Effect; or (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this First Amendment, or the transactions contemplated hereby.

          4.4 INCORPORATION OF CERTAIN REPRESENTATIONS. After giving effect to the terms of this First Amendment, the representations and warranties of the Company set forth in Article V of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

          4.5 DEFAULT. Taking into account the effectiveness of the waiver letter referenced in Section 3 hereof, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

     5. CONDITIONS, EFFECTIVENESS. The effectiveness of this First Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to Agent in form and substance satisfactory to Agent:

          5.1 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the date of this First Amendment, as to the incumbency of the person or persons authorized to execute and deliver this First Amendment and any instrument or agreement required hereunder on behalf of the Company.

          5.2 AUTHORIZING RESOLUTIONS. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the date of this First Amendment, as to the resolutions of the Company's board of directors authorizing the transactions contemplated by this First Amendment.

          5.3 AMENDMENT FEE. Payment to the Agent, (i) for the PRO RATA benefit of each Bank executing this First Amendment on or before 2:00 p.m., Pacific time, on April 6, 1998, of an amendment fee in an amount equal to
 .075% of the aggregate amount of the Commitments held by the Banks that have executed this First Amendment and (ii) for the PRO RATA benefit of each Bank that delivered a written commitment to execute this First Amendment by 4:00 p.m., Pacific time, on or before March 27, 1998, an additional fee in an amount equal to .075% of the

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

aggregate amount of the Commitments held by the Banks that delivered such written commitments.

          5.4 OTHER EVIDENCE. Such other evidence with respect to the Company or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this First Amendment and the Credit Agreement and the compliance with the conditions set forth herein.

     6.   MISCELLANEOUS.

          6.1 EFFECTIVENESS OF THE CREDIT AGREEMENT AND THE NOTES. Except as hereby expressly amended, the Credit Agreement and the Notes shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

          6.2 WAIVERS. This First Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Agent or the Banks thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Majority Banks to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.

          6.3 COUNTERPARTS. This First Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment shall not become effective until the Company, the Agent and the Majority Banks shall have signed a copy hereof and the same shall have been delivered to the Agent.

          6.4 GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

                                                 FOUNDATION HEALTH SYSTEMS, INC.

                                                       [/s/ SIGNATURE]

                                                 BANK OF AMERICA NATIONAL TRUST
                                                 AND SAVINGS ASSOCIATION,
                                                 as Administrative Agent


                                                       [/s/ SIGNATURE]

                                                 [NOTE: Signature blocks for
                                                 other Banks and Schedules are
                                                 not included with this copy]



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